Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2016 relating to the financial statements and financial statement schedule which appears in The Kraft Heinz Company’s Annual Report on Form 10-K for the year ended January 3, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
August 24, 2016